Registration No. 333-122477

As filed with the Securities and Exchange Commission on March 1, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C.

Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-0551284 (I.R.S. Employer Identification No.)

3000 Leadenhall Road Mt. Laurel, New Jersey (Address of principal executive offices)	08054 (Zip Code)

PHH CORPORATION 2005 EQUITY AND INCENTIVE PLAN

(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)

William F. Brown, Esq. Senior Vice President, General Counsel and Corporate Secretary PHH Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054 (856) 917-1744	Mark Muedeking, Esq. DLA Piper Rudnick Gray Cary US LLP 1200 Nineteenth Street, NW Washington, DC 20036-2412 (202) 861-3900

Explanatory Note

      No registration fee is required in connection with this post-effective amendment no. 1 to the registrant’s registration statement on Form S-8 (No. 333-122477) (the “amendment”) because this amendment does not register any additional securities. The amendment has been filed solely to correct a typographical error in Exhibit 5 (Opinion of DLA Piper Rudnick Gray Cary US LLP).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on this 28th day of February, 2005.

PHH CORPORATION
By:	/s/ Terence W. Edwards
Terence W. Edwards
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence W. Edwards Terence W. Edwards	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2005

/s/ Neil J. Cashen Neil J. Cashen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2005

*
A.B. Krongard	Non-Executive Chairman of the Board of Directors	February 28, 2005

James W. Brinkley	Director

* George J. Kilroy	Director	February 28, 2005

*
Ann D. Logan	Director	February 28, 2005

*
Jonathan D. Mariner	Director	February 28, 2005

*	/s/ William F. Brown
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation of PHH Corporation (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

4.2	Amended and Restated By-laws of PHH Corporation (incorporated by reference from Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated February 1, 2005).

5	Opinion of DLA Piper Rudnick Gray Cary US LLP.

15	Awareness letter of Independent Registered Public Accounting Firm.

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (previously filed).